Exhibit 99.1
Forge Global Holdings, Inc. Reports First Quarter Fiscal Year 2024 Results
•Total Revenue Less Transaction Based Expenses Was $19.2 million in 1Q24
•Trading Volume Was $262.5 million in 1Q24
•Net Take Rate Was 3.2% in 1Q24
•Forge Trust Custodial Cash Was $481 million in 1Q24
•Launches ForgePro — first major milestone in the Forge Next Generation Platform
SAN FRANCISCO – May 7, 2024 – Forge Global Holdings, Inc. (“Forge,” or the “Company”) (NYSE: FRGE), a leading private securities marketplace, today announced its financial results for the quarter ended March 31, 2024.

"I’m pleased to share that in the first quarter of 2024, Forge delivered our 4th consecutive quarter of revenue improvement as the market continues its recovery,” said Kelly Rodriques, CEO of Forge. “We believe momentum continues to progressively build in the private market after a long cold winter. As we consistently signaled throughout the last two years — we stayed focused on emerging from the downturn as a market leader — a stronger company with a more robust technology and data portfolio.”

Financial Highlights for the First Quarter 2024
Revenue: Total revenue less transaction-based expenses was $19.2 million compared to $18.9 million in the quarter ended December 31, 2023.

Operating Loss: Total operating loss was $25.0 million compared to total operating loss of $24.4 million in the quarter ended December 31, 2023.

Net Loss: Net loss was $19.0 million compared to net loss of $26.2 million in the quarter ended December 31, 2023.

Adjusted EBITDA: Total adjusted EBITDA was a loss of $13.5 million compared to total adjusted EBITDA loss of $13.6 million in the quarter ended December 31, 2023. Adjusted EBITDA includes non-recurring charges of $2.8 million and $2.5 million in connection with legacy legal matters in the quarters ended March 31, 2024 and December 31, 2023, respectively.

Cash Flow from Operating Activities: Net cash used in operating activities was $12.4 million compared to $6.6 million in the quarter ended December 31, 2023.
Cash Flow from Financing Activities: Net cash used in financing activities was $2.1 million compared to net cash provided by financing activities of $0.3 million in the quarter ended December 31, 2023.

Ending Cash Balance: Cash and cash equivalents as of March 31, 2024 was $129.6 million.

Share Count: Basic weighted-average number of shares used to compute net loss per share attributable to common stockholders for the quarter ended March 31, 2024, was 180 million shares and fully diluted outstanding share count as of March 31, 2024 was 198 million shares.

We estimate for the quarter ended June 30, 2024 that Forge will have 183 million million weighted average basic shares outstanding, which will be used to calculate earnings per share in a loss position.

Fully diluted outstanding share count includes all common shares outstanding plus shares that would be issued in respect to outstanding options and warrants, net of shares to be withheld in respect to exercise price of the respective instruments. Instruments that are out of the money are excluded from the fully diluted outstanding share count.

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KPIs for the First Quarter 2024
•Trading Volume increased from $250.4 million to $262.5 million, up 5% quarter-over-quarter.
•Net Take Rate was 3.2%, which was flat quarter-over-quarter.

•Total Marketplace revenues, less transaction-based expenses, increased from $8.0 million to $8.5 million, up 7% quarter-over-quarter.

•Total Custodial Administration Fee revenues decreased from $10.9 million to $10.7 million, down 2% quarter-over-quarter.

•Total Custodial Accounts increased from 2.08 million to 2.15 million, up 4% quarter-over-quarter.

•Total Assets Under Custody increased from $15.6 billion to $16.5 billion, up 5% quarter-over-quarter.

Additional Business Metrics for the First Quarter 2024

•Forge Trust Custodial Cash: Forge Trust Custodial Cash totaled $481 million, down 5% quarter-over-quarter from $505 million.

•Total Number of Companies with Indications of Interest (IOIs): The total number of companies with IOIs were 543, up 12% quarter-over-quarter.
•Headcount: Forge finished out the quarter ended March 31, 2024 with a total headcount of 337.

Please refer to the section titled “Use of Non-GAAP Financial Information” and the tables within this press release which contain explanations and reconciliations of the Company’s non-GAAP financial measures.
Business Highlights

•Forge Releases Forge Pro, a Major Milestone Toward an Institutional Trade Order Management System for Private Company Securities: As institutions increasingly shift their focus to private markets, Forge Pro surfaces valuable private market data while providing investors with the data and technology required to manage transactions. The release of the product is the first major release on Forge’s Next Generation Platform, a modular technology platform including:
◦Order creation and share class specification for private company stock
◦Live order book with bid/ask prices, share quantities and market spreads
◦Trade status tracking
◦Roles, restrictions and permissions for specific firm employees

•Forge Global’s Private Market Index to be Tracked by Accuidity Strategy, Offering Diversified Exposure to Late-Stage Companies: The Forge Accuidity Private Market Index – which tracks the performance of late-stage, venture-backed companies - has been adopted by Accuidity within their Megacorn strategy (“Accuidity”). Accuidity is a Boston-based institutional asset manager that is seeking to replicate this newly created Forge index. The Forge Accuidity Private Market Index tracks the performance of 60 venture-backed, late-stage, private growth companies including SpaceX, Anduril, Scale AI, Epic Games, Chime and others. All names are ranked according to a modified capitalization weighting methodology with an annual rebalance frequency.

•Forge To Accelerate Product Vision and Commercial Strategy with Executive Appointment of James Brooks: Mr. Brooks served as Chief Operating Officer at ICE Data Services, where he focused on growing long-term recurring revenue by providing solutions to investors and their intermediaries. Prior to that, he held executive roles at The New York Stock Exchange (NYSE) including Vice President of NYSE Business/Product Development and Head of NYSE Market Data. Mr. Brooks also served as Vice President, Head of Equities for NASDAQ OMX Group, Inc. At both

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exchange groups, he played a pivotal role in creating and enhancing products and steering product development and vision to bolster revenue growth.

•Appointment of Capital Markets Veteran Larry Leibowitz to Forge’s Board of Directors: Mr. Leibowitz brings to Forge decades of entrepreneurial and corporate leadership experience in capital markets, financial technology and asset management. He is currently the Chief Executive Officer of Entrypoint Capital, a quantitative investment management firm, and has also held executive and board positions at a myriad of other companies in the financial services and investment sectors, including as the Chief Operating Officer, Head of Global Equities Markets, and Member of the Board of Directors of NYSE Euronext, a global securities exchange operator, from 2007 to 2013. He also served as Chief Operating Officer of Americas Equities at UBS, and was also Co-Chief Executive Officer of Schwab-Soundview Capital Markets in the early 2000s.
Webcast/Conference Call Details

Forge will host a webcast conference call today, May 7th, 2024, at 5:00 p.m. Eastern Time / 2:00 p.m Pacific Time to discuss these financial results and business highlights. The listen-only webcast is available at https://ir.forgeglobal.com. Investors and participants can access the conference call over the phone by dialing 1 (800) 715-9871 from the United States, or +1 (646) 307-1963 internationally. The conference ID is 6194475.

Following the conference call, an on-demand replay of the webcast will be made available on the Investor Relations page of the Company’s website at https://ir.forgeglobal.com.
Use of Non-GAAP Financial Information
In addition to our financial results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding specific financial items that have less bearing on our core operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.
We define Adjusted EBITDA as net loss attributable to Forge Global Holdings, Inc., adjusted to exclude: (i) interest income, (ii) provision for income taxes, (iii) net loss attributable to noncontrolling interest, (iv) depreciation and amortization, (v) share-based compensation expense, (vi) change in fair value of warrant liabilities, and (vii) other significant gains, losses, and expenses such as impairments or acquisition-related transaction costs that we believe are not indicative of our ongoing results.
Forward-Looking Statements
This press release contains “forward-looking statements,” which generally are accompanied by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “target,” “goal,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “forecast,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict, indicate or relate to future events or trends or Forge’s future financial or operating performance, or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Forge’s beliefs regarding its financial position and operating performance, as well as future opportunities for Forge to expand its business. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, while considered reasonable by Forge and its management, are subject to risks and uncertainties that may cause actual results to differ materially from current expectations. You should carefully consider the risks and uncertainties described in Forge’s documents filed, or to be filed, with the SEC, including in its Quarterly Report on Form 10-Q that will be filed on or around the date of this press release. There may be additional risks that Forge presently does not know of or that it currently

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believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Forge’s expectations, plans or forecasts of future events and views as of the date of this press release. Forge anticipates that subsequent events and developments will cause its assessments to change. However, while Forge may elect to update these forward-looking statements at some point in the future, Forge specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Forge’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
About Forge
Forge is a leading provider of marketplace infrastructure, data services and technology solutions for private market participants. Forge Securities LLC is a registered broker-dealer and a Member of FINRA that operates an alternative trading system.
Contacts
Investor Relations Contact:
Dominic Paschel
ir@forgeglobal.com
Media Contact:
Lindsay Riddell
press@forgeglobal.com

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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$129,606	$144,722
Restricted cash	1,075	1,062
Accounts receivable, net	5,553	4,067
Prepaid expenses and other current assets	12,418	13,253
Total current assets	$148,652	$163,104
Internal-use software, property and equipment, net	4,540	5,192
Goodwill and other intangible assets, net	128,940	129,919
Operating lease right-of-use assets	7,985	4,308
Payment-dependent notes receivable, noncurrent	6,236	5,593
Other assets, noncurrent	2,324	2,615
Total assets	$298,677	$310,731
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,671	$1,831
Accrued compensation and benefits	7,037	11,004
Accrued expenses and other current liabilities	11,507	8,861
Operating lease liabilities, current	2,922	2,516
Total current liabilities	$24,137	$24,212
Operating lease liabilities, noncurrent	6,253	2,707
Payment-dependent notes payable, noncurrent	6,236	5,593
Warrant liabilities	5,169	9,616
Other liabilities, noncurrent	285	185
Total liabilities	$42,080	$42,313
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 180,011,227 and 176,899,814 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	18	18
Treasury stock, at cost; 157,193 shares as of March 31, 2024 and December 31, 2023, respectively	$(625)	$(625)
Additional paid-in capital	551,274	543,846
Accumulated other comprehensive income	765	911
Accumulated deficit	(299,262)	(280,638)
Total Forge Global Holdings, Inc. stockholders’ equity	$252,170	$263,512
Noncontrolling Interest	4,427	4,906
Total stockholders’ equity	$256,597	$268,418
Total liabilities and stockholders’ equity	$298,677	$310,731

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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenues:
Marketplace revenues	$8,520	$4,632
Custodial administration fees	10,722	10,847
Total revenues	$19,242	$15,479
Transaction-based expenses:
Transaction-based expenses	(29)	(19)
Total revenues, less transaction-based expenses	$19,213	$15,460
Operating expenses:
Compensation and benefits	29,843	25,762
Technology and communications	3,060	3,390
Professional services	2,217	2,736
Advertising and market development	1,090	677
Rent and occupancy	1,135	1,326
General and administrative	5,062	2,748
Depreciation and amortization	1,816	1,789
Total operating expenses	$44,223	$38,428
Operating loss	$(25,010)	$(22,968)
Interest and other income (expense):
Interest income	1,709	1,509
Change in fair value of warrant liabilities	4,447	168
Other income, net	76	215
Total interest and other income (expense)	$6,232	$1,892
Loss before provision for income taxes	$(18,778)	$(21,076)
Provision for income taxes	216	185
Net loss	$(18,994)	$(21,261)
Net loss attributable to noncontrolling interest	$(370)	$(73)
Net loss attributable to Forge Global Holdings, Inc.	$(18,624)	$(21,188)
Net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	$(0.10)	$(0.12)
Diluted	$(0.10)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to Forge Global Holdings, Inc. common stockholders:
Basic	179,910,522	171,816,522
Diluted	179,910,522	171,816,522

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FORGE GLOBAL HOLDINGS, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(18,994)	$(21,261)
Adjustments to reconcile net loss to net cash (used in) provided by operations:
Share-based compensation	9,467	7,401
Depreciation and amortization	1,816	1,789
Amortization of right-of-use assets	643	845
Loss on impairment of long lived assets	—	536
Impairment of right-of-use assets	186	—
Allowance for doubtful accounts	109	122
Change in fair value of warrant liabilities	(4,447)	(168)
Changes in operating assets and liabilities:
Accounts receivable	(1,596)	135
Prepaid expenses and other assets	1,125	2,446
Accounts payable	1,066	(1,377)
Accrued expenses and other liabilities	2,782	(403)
Accrued compensation and benefits	(3,967)	(6,731)
Operating lease liabilities	(555)	(1,049)
Other	(10)	—
Net cash used in operating activities	(12,375)	(17,715)
Cash flows from investing activities:
Purchases of property and equipment	(400)	(71)
Net cash used in investing activities	(400)	(71)
Cash flows from financing activities:
Proceeds from exercise of options	226	61
Taxes withheld and paid related to net share settlement of equity awards	(2,302)	(557)
Net cash used in financing activities	(2,076)	(496)
Effect of changes in currency exchange rates on cash and cash equivalents	(253)	228
Net decrease in cash and cash equivalents	(15,104)	(18,054)
Cash, cash equivalents and restricted cash, beginning of the period	145,785	194,965
Cash, cash equivalents and restricted cash, end of the period	$130,681	$176,911

Reconciliation of cash, cash equivalents and restricted cash to the amounts reported within the consolidated balance sheets
Cash and cash equivalents	$129,606	$175,268
Restricted cash	1,075	1,643
Total cash, cash equivalents and restricted cash, end of the period	$130,681	$176,911

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FORGE GLOBAL HOLDINGS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands of U.S. dollars)

	Three Months Ended March 31,
	2024	2023
Net loss attributable to Forge Global Holdings, Inc.	$(18,624)	$(21,188)
Add:
Interest (income) expense, net	(1,709)	(1,509)
Provision for income taxes	216	185
Depreciation and amortization	1,816	1,789
Net loss attributable to noncontrolling interest	(370)	(73)
Loss on impairment of long lived assets	—	536
Impairment of right-of-use assets	186	—
Share-based compensation expense	9,467	7,401
Change in fair value of warrant liabilities	(4,447)	(168)
Adjusted EBITDA	$(13,465)	$(13,027)

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FORGE GLOBAL HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
KEY OPERATING METRICS
(In thousands of U.S. dollars)
Key Business Metrics
We monitor the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. The tables below reflect period-over-period changes in our key business metrics, along with the percentage change between such periods. We believe the following business metrics are useful in evaluating our business:

	Three Months Ended
Dollars in thousands	March 31, 2024	December 31, 2023	Change	% Change
TRADING BUSINESS
Trades	605	435	170	39%
Volume	$262,538	$250,414	$12,124	5%
Net Take Rate	3.2%	3.2%	0.1%	2%
Marketplace revenues, less transaction-based expenses	$8,491	$7,971	$520	7%
•Trades are defined as the total number of orders executed by us and entities we have acquired on behalf of private investors and stockholders. Increasing the number of orders is critical to increasing our revenue and, in turn, to achieving profitability.
•Volume is defined as the total sales value for all securities traded through our Forge Markets platform which is the aggregate value of the issuer company’s equity attributed to both the buyer and seller in a trade and as such a $100 trade of equity between buyer and seller would be captured as $200 volume for us. Although we typically capture a commission on each side of a trade, we may not in certain cases due to factors such as the use of a third-party broker by one of the parties or supply factors that would not allow us to attract sellers of shares of certain issuers. Volume is influenced by, among other things, the pricing and quality of our services as well as market conditions that affect private company valuations, such as increases in valuations of comparable companies at IPO.
•Net Take Rates are defined as our marketplace revenues, less transaction-based expenses, divided by Volume. These represent the percentage of fees earned by our marketplace on any transactions executed from the commission we charged on such transactions (less transaction-based expenses), which is a determining factor in our revenue. The Net Take Rate can vary based upon the service or product offering and is also affected by the average order size and transaction frequency.

	As of
Dollars in thousands	March 31, 2024	December 31, 2023	Change	% Change
CUSTODY BUSINESS
Total Custodial Accounts	2,152,777	2,078,868	73,909	4%
Assets Under Custody	$16,454,327	$15,647,469	$806,858	5%
•Total Custodial Accounts are defined as our customers’ custodial accounts that are established on our platform and billable. These relate to our Custodial Administration fees revenue stream and are an important measure of our business as the number of Total Custodial Accounts is an indicator of our future revenues from certain account maintenance, transaction and cash administration fees.
•Assets Under Custody is the reported value of all client holdings held under our agreements, including cash submitted to us by the responsible party. These assets can be held at various financial institutions, issuers and in our vault. As the custodian of the accounts, we collect all interest and dividends, handle all fees and transactions, and any other considerations for the assets concerned. Our fees are earned from the overall maintenance activities of all assets and are not charged on the basis of the dollar value of Assets Under Custody, but we believe that Assets Under Custody is a useful metric for assessing the relative size and scope of our business.

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